UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2010
MGM MIRAGE
(Exact name of registrant as specified in its charter)

Delaware	001-10362	88-0215232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109

(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     Settlement Agreement with the New Jersey Division of Gaming Enforcement
     On March 11, 2010, MGM MIRAGE (the “Company”) and Marina District Development Company, LLC (“MDDC”) entered into a Stipulation of Settlement with the State of New Jersey, Department of Law and Public Safety, Division of Gaming Enforcement (“DGE”). The settlement is subject to approval by the New Jersey Casino Control Commission (“CCC”), and a hearing on the settlement for that purpose is expected to be held on March 17, 2010. Approval of the settlement would conclude the reopened 2005 casino license renewal hearing of MDDC, which holds the license for the Borgata Hotel Casino & Spa®, and the license would remain in effect. MDDC is wholly-owned by Marina District Development Holding Co., LLC (“MDDH”). The Company and Boyd Gaming Corporation each own a 50% interest in MDDH through subsidiaries.
     Under the terms of the settlement agreement, the Company will cause MAC CORP., a wholly-owned, indirect subsidiary of the Company, to place into a divestiture trust all of its 50% ownership interest in MDDH and its title to certain leased real property in Atlantic City and related leases (the “Trust Property”) within five business days following approval of the settlement by the CCC. The purpose of the trust is to allow for the orderly divestiture of the Company’s indirect interest in the Borgata Hotel Casino & Spa.® The trustee is to be independent of the Company and will be appointed by the Company subject to being acceptable to the DGE and approved by the CCC. The settlement mandates the sale of the Trust Property within a 30-month period following the Trust Property being placed in trust. During the first 18 months, the Company will have the right to direct the trustee to sell all or a part of the Trust Property, subject to approval of the CCC, to any person who satisfies the New Jersey Casino Control Act. If the Company has not directed the trustee to sell all of the Trust Property by the end of such 18-month period, the trustee will be responsible for selling all then remaining Trust Property for cash within 12 months, subject to the approval of the CCC. Until all the Trust Property is sold and the trust terminates, the trust may not distribute to the Company any funds, including earnings, lease payments or sale proceeds received in connection with the Trust Property. Pursuant to the settlement, the trustee is to pay property taxes, interest expenses, income taxes and certain other costs attributable to the Trust Property so long as the trust maintains a minimum cash balance. Following the sale of all Trust Property and approval by the CCC of a final accounting, all sale proceeds, net of expenses, and any other amounts then in the trust are to be distributed to the Company. Under the terms of the settlement, the Company will not file an application with the CCC for licensure or qualification in New Jersey for a period of 30 months following the dissolution of the trust.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99	Text of the press release of the Company dated March 12, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: March 12, 2010	By:	/s/ John M. McManus
John M. McManus
Senior Vice President, Acting General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99	Text of the press release of the Company dated March 12, 2010.